LifeVantage Announces Financial Results for the
Fourth Fiscal Quarter and Full Fiscal Year 2018
Fourth Quarter Revenue Growth Accelerates to 6.7% Year over Year and 6.9% Sequentially
Exceeds High End of 2018 Adjusted EPS Guidance
Salt Lake City, UT, August 15, 2018, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its fourth quarter and full fiscal year ended June 30, 2018.
Fourth Quarter Fiscal 2018 Highlights:

•	Revenue increased 6.7% to $54.0 million year over year and 6.9% sequentially;

•	Revenue in the Americas increased 4.7% year over year and 6.6% sequentially. Revenue in Asia/Pacific & Europe increased 13.3% year over year and 7.8% sequentially;

•	Active independent distributors were consistent with the third quarter of 2018 and active customers increased 5.5% sequentially;

•	Adjusted EBITDA increased 58.8% year over year to $5.2 million;

•	Earnings per diluted share were $0.21, up from $0.01 in the prior year period; and

•	Adjusted earnings per diluted share were $0.20, up from $0.04 in the prior year period.
* All year over year growth rates compare the fourth quarter of fiscal 2018 to the fourth quarter of fiscal 2017. All sequential growth rates compare the fourth quarter of fiscal 2018 to the third quarter of fiscal 2018.
Fiscal Year 2018 Highlights:

•	Revenue increased 1.9% to $203.2 million;

•	Revenue in the Americas increased 0.5% and revenue in Asia/Pacific & Europe increased 6.1%;

•	Active independent distributors decreased 1.6% and active customers increased 3.6%;

•	Adjusted EBITDA increased 13.9% to $14.9 million;

•	Earnings per diluted share were $0.41, compared to $0.11 in fiscal 2017; and

•	Adjusted earnings per diluted share were $0.51, compared to $0.27 in fiscal 2017.
*All growth rates compare fiscal 2018 to fiscal 2017.
”We are very pleased to finish fiscal 2018 on a strong note, exceeding our adjusted earnings per share guidance and reporting accelerated revenue growth both on a year over year and a sequential basis,” stated LifeVantage President and Chief Executive Officer Darren Jensen. “The initiatives implemented over the last year have driven improved growth and retention of our active members (total active distributors and customers), higher average order sizes, broadened our product portfolio and geographical footprint and put us at the forefront of the technologically-driven evolution of network marketing.”
Jensen continued, “As we look toward fiscal 2019, we plan to double-down on the key drivers of our improved growth and continue to enhance the key operating metrics that have contributed to improved revenue and earnings. We look to drive sustainable improvement to our growing global business and shareholder value. I am excited for what lies ahead for LifeVantage."
Fourth Quarter Fiscal 2018 Results
For the fourth fiscal quarter ended June 30, 2018, the Company reported revenue of $54.0 million, an increase of 6.7% as compared to $50.6 million in the fourth quarter of fiscal 2017. Revenue in the Americas for the fourth quarter increased 4.7% compared to the fourth quarter of fiscal 2017 and revenue in the Asia/Pacific & Europe region increased 13.3% compared to the fourth quarter of fiscal 2017. Revenue for the fourth quarter of fiscal 2018 was positively impacted $0.3 million, or 0.6%, by foreign currency fluctuations associated with revenue generated in several international markets when compared to the fourth quarter of fiscal 2017.
Gross profit for the fourth quarter of fiscal 2018 was $46.0 million, or 85.1% of revenue, compared to $41.8 million, or 82.4% of revenue, for the same period in fiscal 2017. Fourth quarter GAAP gross profit benefited by $0.9 million due to a change in accrued import estimates. Adjusted non-GAAP gross profit for the fourth quarter of fiscal 2018 was $45.1 million, or 83.5%. No non-GAAP adjustments were noted for the comparable prior year period.
Commissions and incentives expense for the fourth quarter of fiscal 2018 was $27.1 million, or 50.1% of revenue, compared to $24.0 million, or 47.4% of revenue, for the same period in fiscal 2017.
Selling, general and administrative expense (SG&A) for the fourth quarter of fiscal 2018 was $14.6 million, or 27.0% of revenue, compared to $16.2 million, or 32.0% of revenue, for the same period in fiscal 2017. Adjusted for class-action lawsuit expenses of $0.3 million, executive severance, recruiting and transition expenses of $0.3 million, and benefits from insurance reimbursements received of $0.4 million, adjusted non-GAAP SG&A expenses for the fourth quarter of fiscal 2018 were $14.4 million or 26.6% of revenue. Adjusted for recruiting and transition expenses of $0.2 million, class-action lawsuit expense of $0.1 million, and other nonrecurring legal expenses of $0.2 million, adjusted non-GAAP SG&A expenses for the fourth quarter of fiscal 2017 were $15.8 million or 31.2% of revenue.
Operating income for the fourth quarter of fiscal 2018 was $4.3 million, compared to $1.5 million for the fourth quarter of fiscal 2017. Accounting for the non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the fourth quarter of fiscal 2018 was $3.7 million compared to $2.0 million for the fourth quarter of fiscal 2017. Adjusted EBITDA was $5.2 million for the fourth quarter of fiscal 2018, compared to $3.3 million for the comparable period in fiscal 2017.
Net income for the fourth quarter of fiscal 2018 was $3.0 million, or $0.21 per diluted share. This compares to net income for the fourth quarter of fiscal 2017 of $0.1 million, or $0.01 per diluted share. Accounting for the non-GAAP adjustments noted previously, net of tax impacts of these adjustments of $0.2 million, as well as tax expense of $0.3 million associated with the revaluation of deferred tax assets associated with the recently enacted tax reform, adjusted non-GAAP net income for the fourth quarter of fiscal 2018 was $2.8 million, or $0.20 per diluted share, compared to adjusted non-GAAP net income of $0.5 million, or $0.04 per diluted share, for the comparable period of fiscal 2017. Non-GAAP adjustments to net income during the fourth quarter of fiscal 2017 included the SG&A expenses noted previously and a write-off of intangible assets of $0.4 million, all net of $0.4 million of income tax expense associated with the adjustments.
Fiscal 2018 Full Year Results
For the fiscal year ended June 30, 2018, the Company reported net revenue of $203.2 million, an increase of 1.9% compared to $199.5 million for fiscal 2017. In fiscal 2018, revenue in the Americas increased 0.5% and revenue in Asia/Pacific & Europe increased 6.1%. Revenue for fiscal 2018 was positively impacted $0.2 million, or 0.1%, by foreign currency fluctuations associated with revenue generated in several international markets.
Gross profit during fiscal 2018 was $168.4 million, or 82.9% of revenue, compared to $166.0 million, or 83.2% of revenue, in fiscal 2017. Fiscal 2018 GAAP gross profit benefited by $0.9 million due to a change in accrued import estimates. Adjusted non-GAAP gross profit for fiscal year 2018 was $167.5 million, or 82.4%. No non-GAAP adjustments were noted for the comparable prior year period.
Commissions and incentives expense in fiscal 2018 was $98.2 million, or 48.3% of revenue, compared to $96.7 million, or 48.5% of revenue, in fiscal 2017.
SG&A during fiscal 2018 was $59.8 million, or 29.4% of revenue, compared to $64.9 million, or 32.5% of revenue, in fiscal 2017. Adjusted for class-action lawsuit expenses of $0.7 million, $0.6 million associated with net executive severance, recruiting and transition expenses, $0.1 million for other nonrecurring legal expenses and benefits from insurance reimbursements received of $0.4 million, adjusted non-GAAP SG&A expenses for fiscal 2018 were

$59.0 million or 29.0% of revenue. Adjusted for expenses associated with the audit committee review of $2.7 million, $1.3 million of costs for net executive severance, recruiting and transition expenses, $0.2 million of class-action lawsuit expense and $0.2 million of other nonrecurring legal expenses, adjusted non-GAAP SG&A expenses for fiscal 2017 were $61.1 million or 30.6% of revenue.
Operating income during fiscal 2018 was $10.3 million, compared to $4.4 million in fiscal 2017. Accounting for the non-GAAP adjustments noted previously, adjusted non-GAAP operating income for fiscal 2018 was $10.3 million compared to $8.3 million for fiscal 2017. Adjusted EBITDA was $14.9 million during fiscal 2018, compared to $13.1 million for fiscal 2017.
Net income during fiscal 2018 was $5.8 million, or $0.41 per diluted share, compared to $1.6 million, or $0.11 per diluted share in fiscal 2017. Accounting for the non-GAAP adjustments noted previously, net of tax impacts of these adjustments of $42,000, as well as tax expense of $1.5 million associated with the revaluation of deferred tax assets associated with the recently enacted tax reform, adjusted non-GAAP net income for fiscal 2018 was $7.2 million, or $0.51 per diluted share, compared to adjusted non-GAAP net income of $3.9 million, or $0.27 per diluted share, for the comparable period of fiscal 2017. Non-GAAP adjustments to net income during fiscal 2017 included the SG&A expenses noted previously and a write-off of intangible assets of $0.4 million, all net of $1.9 million of income tax expense related to the adjustments.
Balance Sheet & Liquidity
The Company generated $13.3 million of cash from operations during fiscal 2018 compared to $6.6 million in fiscal 2017. The year-over-year increase in cash provided by operations during fiscal 2018 primarily relates to increases in net income and favorable changes in net working capital, including a $3.0 million reduction of inventory. The Company's cash and cash equivalents at June 30, 2018 were $16.7 million, an increase of $5.2 million when compared to $11.5 million at June 30, 2017. Total debt at June 30, 2018 was $5.4 million, a reduction of $2.0 million when compared to $7.4 million at June 30, 2017.
Fiscal Year 2019 Guidance
The Company expects to generate revenue in the range of $210 million to $220 million in fiscal year 2019 and anticipates its non-GAAP adjusted earnings per share in the range of $0.54 to $0.58. The Company's adjusted non-GAAP earnings per diluted share guidance excludes any non-operating or non-recurring expenses that may materialize during fiscal 2019. The Company is not providing GAAP earnings per diluted share guidance for fiscal 2019 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MDT (4:30 p.m. EDT). Investors interested in participating in the live call can dial (888) 394-8218 from the U.S. International callers can dial (323) 701-0225. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, August 22, 2018, by dialing (844) 512-2921 from the U.S. and entering confirmation code 7186992, or (412) 317-6671 from international locations, and entering confirmation code 7186992.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://lifevantage.gcs-web.com/events-and-presentations. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN) is a pioneer in Nutrigenomics - a new science dedicated to biohacking the human aging code. The company is engaged in the identification, research, development and distribution of advanced nutraceutical dietary supplements and skin care products, including Protandim®, a line of scientifically-validated dietary supplements; TrueScience®, a line of Nrf2 infused skin care products; Petandim™ for Dogs, a companion pet supplement formulated to combat oxidative stress in dogs; Axio® Smart Energy Drink mixes;

PhysIQ™, a Smart Weight Management System; and Omega+, a 3-in-1 fish oil supplement. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. For more information, visit www.lifevantage.com.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be”, and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding the benefits of our key initiatives, future growth and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contact:
Scott Van Winkle, ICR
(617) 956-6736, scott.vanwinkle@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
(In thousands, except per share data)	June 30, 2018	June 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$16,652	$11,458
Accounts receivable	2,067	1,334
Income tax receivable	451	913
Inventory, net	13,627	16,575
Prepaid expenses and deposits	6,141	5,266
Total current assets	38,938	35,546

Property and equipment, net	6,587	3,127
Intangible assets, net	1,115	1,247
Long-term deferred income tax asset	3,255	4,087
Other long-term assets	1,247	1,242
TOTAL ASSETS	$51,142	$45,249

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,813	$4,850
Commissions payable	7,546	6,837
Income tax payable	39	215
Other accrued expenses	10,407	9,453
Current portion of long-term debt	2,000	2,000
Total current liabilities	23,805	23,355

Long-term debt
Principal amount	3,500	5,500
Less: unamortized discount and deferred offering costs	(88)	(60)
Long-term debt, net of unamortized discount and deferred offering costs	3,412	5,440
Other long-term liabilities	1,978	1,927
Total liabilities	29,195	30,722
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 and $0.001 per share, 5,000 and 50,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 and $0.001 per share, 40,000 and 250,000 shares authorized and 14,073 and 14,232 issued and outstanding as of June 30, 2018 and 2017, respectively	1	14
Additional paid-in capital	124,663	121,599
Accumulated deficit	(102,731)	(106,992)
Accumulated other comprehensive income (loss)	14	(94)
Total stockholders’ equity	21,947	14,527
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,142	$45,249

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30, (unaudited)		Fiscal Year Ended June 30,
(In thousands, except per share data)	2018	2017	2018	2017
Revenue, net	$54,033	$50,641	$203,204	$199,489
Cost of sales	8,071	8,891	34,848	33,456
Gross profit	45,962	41,750	168,356	166,033
Operating expenses:
Commissions and incentives	27,069	23,984	98,193	96,662
Selling, general and administrative	14,594	16,226	59,840	64,922
Total operating expenses	41,663	40,210	158,033	161,584
Operating income	4,299	1,540	10,323	4,449
Other expense:
Interest expense	(99)	(164)	(456)	(570)
Other expense, net	(199)	(616)	(319)	(969)
Total other expense	(298)	(780)	(775)	(1,539)
Income before income taxes	4,001	760	9,548	2,910
Income tax expense	(1,009)	(676)	(3,787)	(1,302)
Net income	$2,992	$84	$5,761	$1,608
Net income per share:
Basic	$0.21	$0.01	$0.41	$0.12
Diluted	$0.21	$0.01	$0.41	$0.11
Weighted-average shares outstanding:
Basic	14,046	13,952	13,992	13,881
Diluted	14,147	14,085	14,136	14,118

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Revenue by Region

	Three Months Ended June 30, (unaudited)				Fiscal Year Ended June 30,
(In thousands)	2018		2017		2018		2017
Americas	$40,517	75%	$38,714	76%	$151,609	75%	$150,841	76%
Asia/Pacific & Europe	13,516	25%	11,927	24%	51,595	25%	48,648	24%
Total	$54,033	100%	$50,641	100%	$203,204	100%	$199,489	100%

	Active Independent Distributors (1)
	(unaudited)

	As of June 30,
	2018		2017
Americas	45,000	71%	47,000	73%
Asia/Pacific & Europe	18,000	29%	17,000	27%
Total	63,000	100%	64,000	100%

	Active Customers (2)
	(unaudited)

	As of June 30,
	2018		2017
Americas	94,000	81%	90,000	80%
Asia/Pacific & Europe	22,000	19%	22,000	20%
Total	116,000	100%	112,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:
(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
(In thousands)	2018	2017	2018	2017
GAAP Net income	$2,992	$84	$5,761	$1,608
Interest expense	99	164	456	570
Provision for income taxes	1,009	676	3,787	1,302
Depreciation and amortization	383	417	1,325	1,643
Non-GAAP EBITDA:	4,483	1,341	11,329	5,123
Adjustments:
Stock compensation expense	1,087	855	3,196	2,647
Other income, net	199	616	319	969
Other adjustments(1)	(594)	447	66	4,348
Total adjustments	692	1,918	3,581	7,964
Non-GAAP Adjusted EBITDA	$5,175	$3,259	$14,910	$13,087

(1) Other adjustments breakout:
Audit committee review expenses	$—	$—	$—	$2,742
Class-action lawsuit expenses	317	84	659	170
Executive team severance expenses, net	377	—	437	532
Executive team recruiting and transition expenses	—	203	207	744
Other nonrecurring legal expenses	—	160	51	160
Insurance reimbursement	(425)	—	(425)	—
Change in estimate of accrued import liabilities	(863)	—	(863)	—
Total adjustments	$(594)	$447	$66	$4,348

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS:
(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
(In thousands)	2018	2017	2018	2017
GAAP Net income	$2,992	$84	$5,761	$1,608
Adjustments:
Executive team severance expenses, net (1)	314	—	374	39
Executive team recruiting and transition expenses	—	203	207	744
Audit committee independent review expenses	—	—	—	2,742
Class-action lawsuit expenses	317	84	659	170
Other nonrecurring legal expenses	—	160	51	160
Write-off of intangible assets	—	350	—	350
Insurance reimbursement	(425)	—	(425)	—
Change in estimate of accrued import liabilities	(863)	—	(863)	—
Tax impact of adjustments (2)	166	(356)	(42)	(1,881)
Tax expense impact of revaluation of deferred tax assets (3)	306	—	1,472	—
Total adjustments, net of tax	(185)	441	1,433	2,324
Non-GAAP Net Income	$2,807	$525	$7,194	$3,932

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Diluted earnings per share, as reported	$0.21	$0.01	$0.41	$0.11
Total adjustments, net of tax	(0.01)	0.03	0.10	0.16
Diluted earnings per share, as adjusted	$0.20	$0.04	$0.51	$0.27

(1) Net of $63,000 of compensation expense benefit related to unvested stock award reversals for the fiscal year ended June 30, 2018. Net of $493,000 of compensation expense benefit related to unvested stock award reversals for the fiscal year ended June 30, 2017.

(2) Tax impact of adjustments excludes the effect of the one-time deferred tax asset adjustment.

(3) Tax impact of the remeasurement of our deferred tax assets, pursuant to the 2017 tax reform legislation. Deferred tax assets were reduced as the reversal of the underlying transactions will be deductible at the lower corporate tax rates included in the 2017 legislation